                                                             Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES THIRD QUARTER
AND NINE MONTH OPERATING RESULTS

ESCONDIDO, CALIFORNIA, October 28, 2009...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the third quarter ended September 30, 2009. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:
(For the quarter ended September 30, 2009,
as compared to the same quarterly period in 2008)

● Revenue was $82.0 million as compared to $82.2 million
● Funds from Operations (FFO) available to common stockholders increased 5.5% to $48.2 million
● FFO per share increased 2.2% to $0.47
● FFO per share before Crest’s contribution increased 2.2% to $0.46
● Net income available to common stockholders per share was $0.26
● Portfolio occupancy increased to 96.8%
● Same store rents increased 0.4% to $75.1 million
● Dividends paid per common share increased 2.4%
● The monthly dividend increased for the 48th consecutive quarter to an annualized amount of $1.71225 per share
● Invested $10.7 million in three new properties

Financial Results

Revenue
Realty Income’s revenue, for the quarter ended September 30, 2009, was $82.0 million as compared to $82.2 million for the same quarter in 2008. Revenue, for the nine months ended September 30, 2009, was $246.2 million as compared to $246.5 million for the same period in 2008. Overall, comparing 2009 to 2008, revenue has generally been flat as the company now owns 2,334 properties compared to 2,355 properties at the end of the third quarter of 2008.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended September 30, 2009, was $27.1 million as compared to $28.6 million for the same quarter in 2008. Net income per share for the quarter was $0.26 as compared to $0.29 for the same quarter in 2008.

Net income available to common stockholders, for the nine months ended September 30, 2009, was $77.6 million as compared to $79.3 million for the same period in 2008. Net income per share, for the nine months ended September 30, 2009, was $0.75 as compared to $0.79 for the same period in 2008.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. The amount of impairments and/or gains on property sales varies from quarter to quarter. This variance can significantly impact net income.

During the third quarter of 2009, income from continuing operations available to common stockholders was $0.24 per share as compared to $0.22 per share for the same quarter in 2008.

During the first nine months of 2009, income from continuing operations available to common stockholders was $0.70 per share as compared to $0.68 per share for the same period in 2008.

FFO Available to Common Stockholders
FFO, for the quarter ended September 30, 2009, increased 5.5% to $48.2 million as compared to $45.7 million for the same quarter in 2008. FFO per share, for the quarter ended September 30, 2009, increased 2.2% to $0.47 as compared to $0.46 for the same quarter in 2008. FFO per share before Crest’s contribution, for the quarter ended September 30, 2009, increased 2.2% to $0.46 from $0.45 as compared to the same quarter in 2008. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income.

FFO, for the nine months ended September 30, 2009, increased 2.6% to $142.1 million as compared to $138.5 million for the same period in 2008. FFO per share, for the nine months ended September 30, 2009, decreased 0.7% to $1.37 as compared to $1.38 for the same period in 2008. FFO before Crest’s contribution, for the nine months ended September 30, 2009, was unchanged at $1.37 per share as compared to the same period in 2008. For a calculation of FFO before Crest’s contribution, see pages 7 and 8.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. See reconciliation of net income available to common stockholders to FFO on pages 7 and 8.

Dividend Information
In September 2009, Realty Income announced the 48th consecutive quarterly increase and the 55th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of September 30, 2009, was $1.71225 per share. The amount of the monthly dividends paid, for the nine months ended September 30, 2009, increased 3.2% to $1.279 per share from $1.239 per share for the same period in 2008. Through September 30, 2009, the Company has paid 470 consecutive monthly dividends and continues its 40-year history of declaring and paying dividends every month.

Real Estate Portfolio Update

As of September 30, 2009, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 2,334 properties located in 49 states, leased to 118 retail chains doing business in 30 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.3 years.

Portfolio Management Activities
The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of September 30, 2009, portfolio occupancy was 96.8% with 75 properties available for lease out of a total of 2,334 properties in the portfolio.

Rent Increases
During the three months ended September 30, 2009, same store rents on 2,080 properties under lease increased 0.4% to $75.1 million, as compared to $74.8 million for the same quarter in 2008. Excluding 104 properties leased to Buffets, Inc. (for which rents were renegotiated in September 2008), for the quarter ended September 30, 2009, same store rents on 1,976 properties under lease increased 1.2% to $70.2 million, as compared to $69.34 million for the same quarter in 2008.

During the nine months ended September 30, 2009, same store rents on 2,080 properties under lease increased 0.4% to $225.5 million, as compared to $224.7 million for the same period in 2008. Excluding 104 properties leased to Buffets, Inc. (for which rents were renegotiated in September 2008), for the nine months ended September 30,

2009, same store rents on 1,976 properties under lease increased 1.3% to $210.7 million, as compared to $208.0 million for the same period in 2008.

Property Acquisitions
During the third quarter of 2009, Realty Income invested $10.7 million in three new properties and previously acquired properties. The new properties are located in two states and are 100% leased with an initial average lease yield of 10.2%.

During the nine months ended September 30, 2009, Realty Income invested $11.9 million in three new properties and previously acquired properties with an initial average lease yield of 10.1%. Crest did not acquire any properties during the first nine months of 2009.

Realty Income maintains a $355 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. There is currently no outstanding balance on the Company’s acquisition credit facility, and the full $355 million is available to fund new property acquisitions. In addition, the Company had cash and cash equivalents of $20 million at September 30, 2009.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in 2009. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended September 30, 2009, Realty Income sold seven properties for $4.6 million, which resulted in a gain on sales of $1.8 million. During the nine months ended September 30, 2009, Realty Income sold 17 properties for $11.0 million, which resulted in a gain on sales of $4.2 million.

Other Activities

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire or sell any properties during the third quarter. At September 30, 2009, Crest’s property inventory consisted of five properties valued at $5.7 million.

Crest’s contribution to Realty Income’s FFO (and net income) depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the third quarter of 2009 and 2008, Crest contributed $0.00 per share to Realty Income’s FFO per share. During the nine months ended September 30, 2009, Crest contributed $0.00 per share to Realty Income’s FFO per share, as compared to $0.01 per share during the same period in 2008.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We continue to be pleased with our results given the challenges in the overall economy and have remained focused on maintaining our liquidity and managing our portfolio to maximize occupancy and cash flow. Core FFO per share (before Crest) was up 2.2% for the quarter, as compared to the same period one year ago, which is a positive considering that we have sold 24 properties in the past year, while acquiring only three properties.”

“At September 30, occupancy increased to 96.8%, as compared to 96.6%, at the end of the second quarter, and same store rents increased 0.4% for both the quarter and nine months ended September 30, 2009, compared to the same period one year ago. Given the ongoing softness in the retail industry, we are pleased with the increasing results in occupancy and same store rents.”

“Our ongoing focus on liquidity and balance sheet health has provided us with $20 million in cash on hand, at the end of the quarter, and the entire balance of our $355 million credit facility available to take advantage of acquisition opportunities as they arise. We also have no debt maturities until 2013, and we carry no mortgages on any of our 2,334 properties. Nor do we have any properties under development, no joint ventures and no off balance sheet assets or liabilities of any kind.”

“With respect to real estate acquisitions, during the third quarter, we invested just over $10 million in three new properties with an initial lease yield of 10.2%. While we are starting to see more acquisition prospects within the 9%

to 10% cap rate range, to date the level of transactions available in the marketplace that would meet the Company’s due diligence requirements remains modest. We continue to review and perform due diligence on a number of properties and anticipate additional acquisitions for our core portfolio over the next few quarters. Given our substantial liquidity position, as attractive opportunities arise, we are prepared to invest.”

“Our conservative operations during a challenging economic and retail environment allowed us to increase the amount of the monthly dividend for the 55th time since our listing on the New York Stock Exchange in 1994, to an annualized amount of $1.71225 per share. We have been fortunate to own a portfolio of properties that have generally remained profitable to our retailers, which is key to the profitability of our tenants’ businesses. We believe this has kept occupancy high and, when coupled with our conservative balance sheet and strong liquidity, is providing us with a solid foundation during the current economic downturn.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2009 Estimates
Management estimates that FFO per share for 2009 should range from $1.83 to $1.84, which represents annual FFO per share growth of approximately 0.0% to 0.5%, as compared to 2008 FFO per share of $1.83. FFO for 2009 is based on an estimated net income per share range of $1.00 to $1.01, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.88 and potential gain on sales of investment properties of $0.05 per share.

Management further estimates that Crest could contribute between $0.00 and $0.01 per share to Realty Income’s FFO during 2009. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year and could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

2010 Estimates
Management estimates that FFO per share for 2010 should range from $1.86 to $1.92, which represents annual FFO per share growth of approximately 1.1% to 4.9%, as compared to an estimated 2009 FFO per share range of $1.83 to $1.84. FFO for 2010 is based on an estimated net income per share range of $0.99 to $1.05, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.92 and potential gain on sales of investment properties of $0.05 per share.

Management notes that, given the volatility in the markets, it is more challenging than usual to estimate a number of factors that will impact the Company’s future results. For example, new property acquisition levels could vary depending on the number of opportunities, capitalization rates and the availability of attractively priced permanent financing. As such, management would add that the $1.86 FFO per share estimate assumes no new property acquisitions for 2010. The $1.92 FFO per share estimate assumes property acquisitions of approximately $250 million in 2010.

Management further estimates that Crest could contribute between $0.00 and $0.01 per share to Realty Income’s FFO during 2010. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year and could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of September 30, 2009, the Company had paid 470 consecutive monthly dividends throughout its 40-year operating history. The monthly income is supported by the cash flows from 2,334 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is a buyer of net-leased retail properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2009 and 2008
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/09	Three Months Ended 9/30/08	Nine Months Ended 9/30/09	Nine Months Ended 9/30/08
REVENUE
Rental	$81,534	$81,951	$244,918	$244,692
Other	427	272	1,266	1,800
Total revenue	81,961	82,223	246,184	246,492

EXPENSES
Depreciation and amortization	22,930	22,754	68,716	67,459
Interest	21,374	23,915	64,151	71,230
General and administrative	4,906	5,097	15,862	16,564
Property	1,628	1,730	5,712	4,036
Income taxes	74	308	684	922
Total expenses	50,912	53,804	155,125	160,211
Income from continuing operations	31,049	28,419	91,059	86,281
Income from discontinued operations:
Real estate acquired for resale by Crest	207	238	308	567
Real estate held for investment	1,896	6,040	4,429	10,662
Total income from discontinued operations	2,103	6,278	4,737	11,229

Net income	33,152	34,697	95,796	97,510
Preferred stock cash dividends	(6,063)	(6,063)	(18,190)	(18,190)
Net income available to common stockholders	$27,089	$28,634	$77,606	$79,320

Funds from operations available to common stockholders (FFO)	$48,154	$45,748	$142,069	$138,497

Per share information for common stockholders:
Income from continuing operations: Basic and diluted	$0.24	$0.22	$0.70	$0.68
Net income: Basic and diluted	$0.26	$0.29	$0.75	$0.79
FFO, basic and diluted(1)
FFO before Crest contribution	$0.46	$0.45	$1.37	$1.37
Crest Net Lease	$0.00	$0.00	$0.00	$0.01
Total FFO	$0.47	$0.46	$1.37	$1.38

Cash dividends paid	$0.427	$0.417	$1.279	$1.239

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/09	Three Months Ended 9/30/08	Nine Months Ended 9/30/09	Nine Months Ended 9/30/08

Net income available to common stockholders	$27,089	$28,634	$77,606	$79,320
Depreciation and amortization:
Continuing operations	22,930	22,754	68,716	67,459
Discontinued operations	29	171	236	1,395
Depreciation of furniture, fixtures & equipment	(80)	(81)	(239)	(238)
Gain on sales of investment properties: Continuing operations	(15)	--	(15)	(236)
Discontinued operations	(1,799)	(5,730)	(4,235)	(9,203)
Funds from operations available to common stockholders	$48,154	$45,748	$142,069	$138,497

FFO per common share, basic and diluted	$0.47	$0.46	$1.37	$1.38

Dividends paid to common stockholders	$44,541	$42,209	$133,367	$125,519

FFO in excess of dividends paid to common stockholders	$3,613	$3,539	$8,702	$12,978

Weighted average number of common shares used for computation per share:
Basic	103,470,512	100,362,872	103,528,952	100,400,212
Diluted	103,481,892	100,420,070	103,532,894	100,462,396

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we typically classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income from discontinued operations, real estate acquired for resale”.

	Three Months Ended 9/30/09	Three Months Ended 9/30/08	Nine Months Ended 9/30/09	Nine Months Ended 9/30/08
Gain on sales of real estate acquired for resale	$--	$199	$--	$4,642
Rental revenue	66	129	198	1,764
Other revenue	351	353	1,053	561
Interest expense	(140)	(359)	(462)	(1,424)
General and administrative expense	(82)	(110)	(250)	(397)
Property expenses	(29)	(41)	(97)	(106)
Provisions for impairment	(29)	(27)	(340)	(3,374)
Income taxes	70	94	206	(328)
Funds from operations contributed by Crest	$207	$238	$308	$1,338

Crest FFO per common share, basic and diluted	$0.00	$0.00	$0.00	$0.01

Total FFO	$48,154	$45,748	$142,069	$138,497
Less FFO contributed by Crest	(207)	(238)	(308)	(1,338)
FFO before Crest contribution	$47,947	$45,510	$141,761	$137,159

FFO before Crest contribution per common share, basic and diluted	$0.46	$0.45	$1.37	$1.37

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended September 30,	2009	2008	2007	2006	2005

Net income available to common stockholders	$27,089	$28,634	$27,910	$24,207	$20,771
Depreciation and amortization	22,879	22,844	19,514	14,612	11,280
Gain on sales of investment properties	(1,814)	(5,730)	(799)	(843)	(303)
Total FFO	$48,154	$45,748	$46,625	$37,976	$31,748

Total FFO per diluted share	$0.47	$0.46	$0.47	$0.43	$0.40

Total FFO	$48,154	$45,748	$46,625	$37,976	$31,748
Less FFO contributed by Crest	(207)	(238)	(1,937)	(99)	(566)
FFO before Crest contribution	$47,947	$45,510	$44,688	$37,877	$31,182

FFO components, per diluted share(1):
FFO before Crest contribution	$0.46	$0.45	$0.45	$0.42	$0.39
Crest FFO contribution	$0.00	$0.00	$0.02	$0.00	$0.01

Total FFO	$0.47	$0.46	$0.47	$0.43	$0.40

Cash dividends paid per share	$0.427	$0.417	$0.391	$0.360	$0.338
Diluted shares outstanding	103,481,892	100,420,070	100,252,953	89,267,138	79,843,553

For the nine months ended September 30,	2009	2008	2007	2006	2005

Net income available to common stockholders	$77,606	$79,320	$89,043	$71,033	$64,239
Depreciation and amortization	68,713	68,616	56,071	42,901	33,326
Gain on sales of investment properties	(4,250)	(9,439)	(3,190)	(3,036)	(3,781)
Total FFO	$142,069	$138,497	$141,924	$110,898	$93,784

Total FFO per diluted share	$1.37	$1.38	$1.41	$1.27	$1.18

Total FFO	$142,069	$138,497	$141,924	$110,898	$93,784
Less FFO contributed by Crest	(308)	(1,338)	(7,967)	(1,515)	(1,695)
FFO before Crest contribution	$141,761	$137,159	$133,957	$109,383	$92,089

FFO components, per diluted share(1):
FFO before Crest contribution	$1.37	$1.37	$1.34	$1.26	$1.16
Crest FFO contribution	$0.00	$0.01	$0.08	$0.02	$0.02

Total FFO	$1.37	$1.38	$1.41	$1.27	$1.18

Cash dividends paid per share	$1.279	$1.239	$1.152	$1.060	$0.999
Diluted shares outstanding	103,532,894	100,462,396	100,326,859	87,084,545	79,727,036

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of September 30, 2009 and December 31, 2008
(dollars in thousands, except per share amounts)

	2009	2008
ASSETS
Real estate, at cost:
Land	$1,157,197	$1,157,885
Buildings and improvements	2,247,767	2,251,025
Total real estate, at cost	3,404,964	3,408,910
Less accumulated depreciation and amortization	(612,622)	(553,417)
Net real estate held for investment	2,792,342	2,855,493
Real estate held for sale, net	8,160	6,660
Net real estate	2,800,502	2,862,153
Cash and cash equivalents	20,042	46,815
Accounts receivable, net	9,582	10,624
Goodwill	17,206	17,206
Other assets, net	54,043	57,381
Total assets	$2,901,375	$2,994,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$16,901	$16,793
Accounts payable and accrued expenses	20,708	38,027
Other liabilities	11,357	14,698
Line of credit payable	--	--
Notes payable	1,350,000	1,370,000
Total liabilities	1,398,966	1,439,518

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 104,286,381 and 104,211,541 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	1,628,239	1,624,622
Distributions in excess of net income	(463,620)	(407,751)
Total stockholders’ equity	1,502,409	1,554,661
Total liabilities and stockholders’ equity	$2,901,375	$2,994,179

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
YTD 3Q 2009	6.7%	16.3%	4.0%	17.0%	2.8%	13.4%	2.0%	19.3%	0.8%	34.6%
Compounded Average Annual Total Return(5)		16.7%		9.1%		8.6%		7.6%		7.1%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2) Calculated as closing stock price as of period end plus dividends paid in period divided by closing stock price as of end of previous period. Does not include reinvestment of dividends.
(3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4) Price only index, does not include dividends. Source:  Factset.
(5) All of these Compounted Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through September 30, 2009, and assuming reinvestment of dividends, except for NASDAQ. Past performance does not guarantee future performance. Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended September 30, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003
Apparel stores	1.1%	1.1%	1.2%	1.7%	1.6%	1.8%	2.1%
Automotive collision services	1.1	1.0	1.1	1.3	1.3	1.0	0.3
Automotive parts	1.5	1.6	2.1	2.8	3.4	3.8	4.5
Automotive service	4.7	4.8	5.2	6.9	7.6	7.7	8.3
Automotive tire services	6.8	6.7	7.3	6.1	7.2	7.8	3.1
Book stores	0.2	0.2	0.2	0.2	0.3	0.3	0.4
Business services	*	*	0.1	0.1	0.1	0.1	0.1
Child care	7.6	7.6	8.4	10.3	12.7	14.4	17.8
Consumer electronics	0.7	0.8	0.9	1.1	1.3	2.1	3.0
Convenience stores	17.0	15.8	14.0	16.1	18.7	19.2	13.3
Crafts and novelties	0.3	0.3	0.3	0.4	0.4	0.5	0.6
Distribution and office	1.0	1.0	0.6	--	--	--	--
Drug stores	4.3	4.1	2.7	2.9	2.8	0.1	0.2
Entertainment	1.3	1.2	1.4	1.6	2.1	2.3	2.6
Equipment rental services	0.2	0.2	0.2	0.2	0.4	0.3	0.2
Financial services	0.2	0.2	0.2	0.1	0.1	0.1	--
General merchandise	0.8	0.8	0.7	0.6	0.5	0.4	0.5
Grocery stores	0.7	0.7	0.7	0.7	0.7	0.8	0.4
Health and fitness	6.0	5.6	5.1	4.3	3.7	4.0	3.8
Home furnishings	1.3	2.4	2.6	3.1	3.7	4.1	4.9
Home improvement	1.9	1.9	2.1	3.4	1.1	1.0	1.1
Motor vehicle dealerships	2.7	3.1	3.1	3.4	2.6	0.6	--
Office supplies	1.0	1.0	1.1	1.3	1.5	1.6	1.9
Pet supplies and services	0.9	0.8	0.9	1.1	1.3	1.4	1.7
Private education	0.8	0.8	0.8	0.8	0.8	1.1	1.2
Restaurants	21.2	21.8	21.2	11.9	9.4	9.7	11.8
Shoe stores	--	--	--	--	0.3	0.3	0.9
Sporting goods	2.5	2.3	2.6	2.9	3.4	3.4	3.8
Theaters	9.2	9.0	9.0	9.6	5.2	3.5	4.1
Travel plazas	0.2	0.2	0.2	0.3	0.3	0.4	0.3
Video rental	1.0	1.1	1.7	2.1	2.5	2.8	3.3
Other	1.8	1.9	2.3	2.7	3.0	3.4	3.8
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*  Less than 0.1%
(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at September 30, 2009
Hometown Buffet	6.0%	Boston Market	3.1%
Kerasotes Showplace Theatres	5.4%	KinderCare Learning Centers	3.0%
L.A. Fitness	4.6%	Couche-Tard/Circle K	3.0%
The Pantry	4.4%	NPC International/Pizza Hut	2.6%
Friendly’s Ice Cream	4.1%	FreedomRoads/Camping World	2.5%
Rite Aid	3.5%	Regal Cinemas	2.2%
La Petite Academy	3.3%	Sports Authority	2.0%
TBC Corporation	3.2%

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,249 net leased, single-tenant retail properties as of September 30, 2009 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended September 30, 2009(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended September 30, 2009	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended September 30, 2009	% of Total Rental Revenue
2009	92	$2,017	2.6%	20	$468	0.6%	72	$1,549	2.0%
2010	97	2,053	2.6	47	1,123	1.4	50	930	1.2
2011	107	3,226	4.1	59	2,119	2.7	48	1,107	1.4
2012	126	2,838	3.6	78	1,936	2.5	48	902	1.1
2013	141	5,100	6.5	98	4,043	5.2	43	1,057	1.3
2014	87	2,951	3.7	50	2,226	2.8	37	725	0.9
2015	114	2,940	3.7	85	2,316	2.9	29	624	0.8
2016	114	2,052	2.6	112	2,007	2.5	2	45	0.1
2017	49	1,833	2.3	40	1,648	2.1	9	185	0.2
2018	42	1,824	2.3	34	1,624	2.1	8	200	0.2
2019	98	4,853	6.1	92	4,483	5.6	6	370	0.5
2020	79	3,180	4.0	74	3,091	3.9	5	89	0.1
2021	177	7,530	9.5	176	7,475	9.4	1	55	0.1
2022	100	2,938	3.7	99	2,889	3.6	1	49	0.1
2023	248	8,079	10.2	246	8,007	10.1	2	72	0.1
2024	60	1,572	2.0	60	1,572	2.0	--	--	--
2025-2043	518	24,141	30.5	507	23,920	30.2	11	221	0.3
Totals	2,249	$79,127	100.0%	1,877	$70,947	89.6%	372	$8,180	10.4%

* Less than 0.1%
(1)
Excludes ten multi-tenant properties and 75 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $127 from properties reclassified to discontinued operations and excludes revenue of $2,534 from ten multi-tenant properties and from 75 vacant and unleased properties at September 30, 2009.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of September 30, 2009 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2009(1)	Percentage of Revenue
Alabama	63	97%	425,300	$1,830	2.2%
Alaska	2	100	128,500	277	0.3
Arizona	79	99	392,700	2,508	3.1
Arkansas	18	89	98,500	377	0.5
California	65	98	1,170,000	4,399	5.4
Colorado	52	98	478,900	1,856	2.3
Connecticut	24	96	276,600	1,183	1.4
Delaware	17	100	33,300	429	0.5
Florida	167	93	1,437,300	6,480	7.9
Georgia	131	98	914,300	3,920	4.8
Idaho	12	100	80,700	331	0.4
Illinois	74	97	877,800	4,207	5.1
Indiana	81	96	686,400	3,251	4.0
Iowa	22	95	296,100	1,011	1.2
Kansas	33	91	573,500	1,171	1.4
Kentucky	22	100	110,600	675	0.8
Louisiana	33	97	190,400	892	1.1
Maine	3	100	22,500	160	0.2
Maryland	28	100	266,600	1,601	2.0
Massachusetts	64	100	575,400	2,579	3.2
Michigan	52	100	257,300	1,276	1.6
Minnesota	21	95	392,100	1,548	1.9
Mississippi	71	96	347,600	1,466	1.8
Missouri	62	95	640,100	2,096	2.6
Montana	2	100	30,000	76	0.1
Nebraska	19	95	196,300	479	0.6
Nevada	15	93	191,000	775	0.9
New Hampshire	14	100	109,900	563	0.7
New Jersey	33	100	261,300	1,931	2.4
New Mexico	8	100	56,400	179	0.2
New York	40	93	502,300	2,339	2.9
North Carolina	96	97	548,300	2,837	3.5
North Dakota	6	100	36,600	57	0.1
Ohio	137	95	852,700	3,350	4.1
Oklahoma	24	100	137,400	585	0.7
Oregon	18	100	297,300	854	1.0
Pennsylvania	98	98	678,400	3,491	4.3
Rhode Island	3	100	11,000	57	0.1
South Carolina	100	100	374,400	2,239	2.7
South Dakota	9	100	24,900	102	0.1
Tennessee	134	97	629,300	2,955	3.6
Texas	212	95	2,280,000	7,843	9.6
Utah	4	100	25,200	91	0.1
Vermont	4	100	12,700	124	0.2
Virginia	104	100	637,100	3,553	4.4
Washington	35	94	230,300	735	0.9
West Virginia	2	100	23,000	121	0.1
Wisconsin	20	90	248,100	784	1.0
Wyoming	1	100	4,200	18	*
Totals/Average	2,334	97%	19,070,600	$81,661	100.0%

* Less than 0.1%
(1)	Includes rental revenue for all properties owned by Realty Income at September 30, 2009, including revenue from properties reclassified as discontinued operations of $127.